ADVAXIS, INC.
9 DEER PARK DRIVE, SUITE K-1
MONMOUTH JUNCTION, NJ 08852

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on November 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADXS2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on November 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59609-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVAXIS, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Approve the issuance of shares of common stock of Advaxis to shareholders of Biosight, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and the change of control resulting from the merger;	☐	☐	☐
2. Approve an amendment to the amended and restated certificate of incorporation of Advaxis to effect a reverse stock split of Advaxis's issued and outstanding common stock within a range, as determined by the Advaxis board of directors and agreed to by Biosight, of one new share of Advaxis common stock for every 10 to 30 shares (or any number in between) of outstanding Advaxis common stock in the form attached as Annex E to the accompanying proxy statement/prospectus;	☐	☐	☐
3. Approve an amendment to the amended and restated certificate of incorporation of Advaxis to change the corporate name from Advaxis, Inc. to "Biosight Therapeutics Inc." in the form attached as Annex F to the accompanying proxy statement/prospectus;	☐	☐	☐
4. Approve, on a non-binding, advisory basis, the compensation that will or may become payable by Advaxis to its named executive officers in connection with the merger;	☐	☐	☐
5. Consider and vote upon an adjournment of the Advaxis special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3; and	☐	☐	☐

Transact such other business as may properly come before the stockholders at the Advaxis special meeting or any adjournment or postponement thereof.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Special Meeting of Stockholders or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

D59610-TBD

ADVAXIS, INC.
2021 Special Meeting of Stockholders
November 16, 2021 10:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kenneth A. Berlin, proxy of and attorney-in-fact for the undersigned, with full powers of substitution, to act for and to vote all shares of Advaxis, Inc. common stock owned by the undersigned, upon the matters set forth in the Notice of Special Meeting and related Proxy Statement at the 2021 Special Meeting of Stockholders of Advaxis, Inc., to be held virtually at www.virtualshareholdermeeting.com/ADXS2021SM, on November 16, 2021 at 10:00 AM ET, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side